AMENDMENT NO. 4 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 4 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 13th day of November, 1998, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997, September 30, 1997 and June 30, 1998 (the "Plan"); and

         WHEREAS, American Century World Mutual Funds, Inc., has added a series, the American Century-Twentieth Century Global Growth Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century World Mutual Funds, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1 , Amendment No. 2, Amendment No. 3 and this Amendment No. 4.

         4. In the event of a conflict between the terms of this Amendment No.4 and the Plan, it is the intention of the parties that the terms of this Amendment No. 4 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 4, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 4 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date first above written.

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                    BY: /s/ Patrick A. Looby
                            Patrick A. Looby
                            Vice President of each of the Issuers


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                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                          Date Plan Adopted
----                                                          -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
0     American Century Equity Income Fund                     September 3, 1996
0     American Century Value Fund                             September 3, 1996
0     American Century Real Estate Fund                       June 13, 1997
0     American Century Small Cap Value Fund                   June 30, 1998

AMERICAN CENTURY MUTUAL FUNDS, INC.
0     American Century Balanced Fund                          September 3, 1996
0     Twentieth Century Growth Fund                           September 3, 1996
0     Twentieth Century Heritage Fund                         September 3, 1996
0     Benham Intermediate-Term Bond Fund                      September 3, 1996
0     Benham Limited-Term Bond Fund                           September 3, 1996
0     Benham Bond Fund                                        September 3, 1996
0     Twentieth Century Select Fund                           September 3, 1996
0     Twentieth Century Ultra Fund                            September 3, 1996
0     Twentieth Century Vista Fund                            September 3, 1996
0     Benham High-Yield Fund                                  September 20, 1997

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
0     American Century Strategic Allocation: Aggressive       September 3, 1996
0     American Century Strategic Allocation: Conservative     September 3, 1996
0     American Century Strategic Allocation: Moderate         September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
0     Twentieth Century International Growth Fund             September 3, 1996
0     Twentieth Century International Discovery Fund          September 3, 1996
0     Twentieth Century Emerging Markets Fund                 September 3, 1996
0     Twentieth Century Global Growth Fund                    December 1, 1998